Exhibit 10.23.1

Promissory Note

Date:           January 1, 2017

Borrower:  Tectonic Advisors, LLC

Borrower’s Mailing Address:

  6900 N. Dallas Parkway, Suite 625
  Plano, Texas 75024

Lender:      Dental Community Financial Holdings, Ltd.

Place for Payment:

  6900 N. Dallas Parkway, Suite 625
  Plano, Texas 75024

Principal Amount: $7,352,622.66 (SEVEN MILLION, THREE HUNDRED FIFTY-TWO THOUSAND, SIX HUNDRED TWENTY-TWO DOLLARS AND 66/100s)

Note Consolidation

This promissory note consolidates and restates all existing and outstanding indebtedness of Borrower due to Lender into this one, single promissory note.

Annual Interest Rate (based on a 365 day year):

(a)
18% (“Initial Rate”) for the first six months of 2017 (with interest being paid in kind through the issuance of additional principal which shall be added to the Principal Balance under this promissory note (“PIK”));

(b)	10% (“Base Rate”) for the remaining fifty four months (with interest being paid in cash, unless there is a BSL Event of Default, in which case interest shall be PIK).

Maturity Date:          December 31, 2021

Annual Interest Rate on Matured, Unpaid Amounts:         18.0%

Terms of Payment (principal and interest):

This promissory note is payable in 60 consecutive monthly payments, the first 6 of which shall be PIK at the Initial Rate as follows:

Month	PIK Interest	Ending Principal Balance
January	$112,404.48	$7,465,027.14
February	$103,078.73	$7,568,105.87
March	$115,698.71	$7,683,804.58
April	$113,678.20	$7,797,482.79
May	$119,205.35	$7,916,688.14
June	$117,123.61	$8,033,811.75

The remaining 54 of which shall be and are in the amount of $66,948.43 each (regardless of the days of the month), commencing July 31, 2017, and continuing on the same day of each month thereafter with a final payment of all principal, interest and any other amounts due and owing hereunder, payable in full on December 31, 2021.
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THIS LOAN IS PAYABLE IN FULL AT MATURITY OR IF PAYMENT IS DEMANDED. YOU MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. THE LENDER IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. BORROWER WILL, THEREFORE, BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THAT IT MAY OWN, OR BORROWER WILL HAVE TO FIND ANOTHER PARTY (WHICH MAY INCLUDE THE LENDER), WILLING TO LEND BORROWER THE MONEY. BORROWER MAY PREPAY ANY OR ALL OF THE PRINCIPAL HEREUNDER PRIOR TO MATURITY WITHOUT PENALTY.

Security for Payment:

None.

Borrower’s Promise to Pay:

Borrower promises to pay to the order of Lender the Initial Rate in PIK for the first six months, the Base Rate for the remaining fifty-four (54) months and the Principal Amount on the Maturity Date. This note is payable at the Place for Payment and according to the Terms of Payment. All unpaid amounts are due by the Maturity Date. After maturity, Borrower promises to pay any unpaid principal balance plus interest at the Base Rate on Matured, Unpaid Amounts.

Late Fee:

Borrower agrees to pay additional interest of 5% of the amount of a scheduled payment if the payment is not paid within ten (10) days after it is due, unless waived in writing.

Default:

If Borrower defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to this note, Lender may declare the unpaid principal balance, earned interest, and any other amounts owed on the note immediately due. Borrower and each surety, endorser, and guarantor waive all demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest, and notice of protest, to the extent permitted by law.

Payment of Attorney’s Fees:

Borrower also promises to pay reasonable attorney’s fees and court and other costs if this note is placed in the hands of an attorney to collect or enforce the note. These expenses will bear interest from the date of advance at the Base Rate. Borrower will pay Lender these expenses and interest on demand at the Place for Payment. These expenses and interest will become part of the debt evidenced by the note and will be secured by any security for payment.

Prepayment:

Borrower may prepay this note in any amount at any time before the Maturity Date without penalty or premium.

Application of Prepayment:

Prepayments will be applied first to accrued and unpaid interest and the remainder to future installments of interest, unless Borrower specifies that the same should be applied to the Principal Amount. Interest on the prepaid principal will immediately cease to accrue.

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Usury Savings Clause:

Interest on the debt evidenced by this note will not exceed the maximum rate or amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the Principal Amount or, if the Principal Amount has been paid, refunded. On any acceleration or required or permitted prepayment, any excess interest will be canceled automatically as of the acceleration or prepayment or, if the excess interest has already been paid, credited on the Principal Amount or, if the Principal Amount has been paid, refunded. This provision overrides any conflicting provisions in this note and all other instruments concerning the debt.

When the context requires, singular nouns and pronouns include the plural.

Events of Default:

A default exists under this note if (1) any warranty, covenant, or representation in this note or in any other written agreement between Lender and Borrower is materially false when made; (2) a receiver is appointed for Borrower; (3) a bankruptcy or insolvency proceeding is commenced by Borrower; (4) a bankruptcy or insolvency proceeding is commenced against Borrower and the proceeding continues without dismissal for sixty days, the party against whom the proceeding is commenced admits the material allegations of the petition against it, or an order for relief is entered; (5) Borrower is dissolved, begins to wind up its affairs, is authorized to dissolve or wind up its affairs by its governing body or persons or (6) any other material event of default, as set forth in the loan agreement, has occurred and is continuing.

This note will be construed under the laws of the State of Texas, without regard to choice-of-law rules of any jurisdiction. Any lawsuit concerning this note or the subject matter hereof shall be brought in a court of competent jurisdiction in Collin County, Texas.

THIS NOTE, AND THE INDEBTEDNESS EVIDENCED HEREBY, IS SUBORDINATED TO LOAN AGREEMENT BETWEEN TIB AND T BANCSHARES, INC.

THIS PROMISSORY NOTE, AND THE INDEBTEDNESS EVIDENCED HEREBY, IS SUBORDINATE IN ALL RESPECTS TO THE INDEBTEDNESS OWED BY T BANCSHARES, INC. (OR AN AFFILIATE THEREOF) AND DUE AND PAYABLE TO TIB - THE INDEPENDENT BANKERSBANK AND MOODY NATIONAL BANK AND ANY OTHER PARTICIPANTS THEREOF (THE “TIB INDEBTEDNESS”). IN THE EVENT THAT THE TIB INDEBTEDNESS IS IN DEFAULT AND/OR T BANK, N.A. IS NOT PERMITTED TO MAKE DISTRIBUTIONS TO T BANCHSHARES AND/OR T BANCSHARES DOES NOT HAVE SUFFICIENT LIQUIDITY TO SERVICE THE TIB INDEBTEDNESS, BORROWER SHALL BE ENTITLED TO PIK INTEREST PAYMENTS HEREUNDER UNTIL SUCH TIME AS T BANCSHARES CAN MAKE PAYMENTS REQUIRED UNDER THE TIB INDEBTEDNESS IN A TIMELY FASHION.

NO ORAL AGREEMENTS; CONFLICTS WITH LOAN AGREEMENT:

THIS PROMISSORY NOTE, AND ALL DOCUMENTS EXECUTED CONTEMPORANEOUSLY HEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY AGREEMENTS BETWEEN THE PARTIES HERETO CONCERNING THIS PROMISSORY NOTE, OR ANY OTHER DOCUMENTS EXECUTED CONTEMPORANEOUSLY HEREWITH, OR WHICH CONCERN THE SUBJECT MATTER OF THIS PROMISSORY NOTE AND THE LOAN IT RELATES THERETO, SHALL ONLY BE ENFORCEABLE IF SAID AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY AGAINST WHOM ENFORCEMENT IS SOUGHT.
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IF ANY PROVISION OF THIS NOTE CONFLICTS WITH ANY PROVISION OF A LOAN AGREEMENT, THE PROVISIONS OF THE NOTE WILL GOVERN TO THE EXTENT OF THE CONFLICT.

 EXECUTED this 1st day of January, 2017.

TECTONIC ADVISORS, LLC

BY:	TECTONIC SERVICES, LLC, ITS MANAGER

/s/ A. Haag Sherman
A. Haag Sherman, Chief Executive Officer

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